Exhibit (n)




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm under the captions "Financial Highlights," "Committees of the Board of Directors--Audit Committee," "Experts" and "Financial Statements" and to the use of our report dated April 1, 2005, which is incorporated by reference, in this Registration Statement (Form N-2 File Nos. 333-128763 and 811-5992) of Japan Smaller Capitalization Fund, Inc.





                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP


New York, New York
November 9, 2005